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                                                                   EXHIBIT 10.15


                   [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD]






                                December 6, 2001



By Federal Express



            Re:     Watson Pharmaceuticals, Inc.
                    ----------------------------

To the Parties listed on Annex A hereto:

     Societe Generale, Watson Pharmaceuticals, Inc. and Wachovia Bank N.A. ("Wachovia") have agreed that Societe Generale will resign as administrative agent under the Amended and Restated Credit Agreement dated as of August 28, 2000 (the "Agreement") among Watson Pharmaceuticals, Inc., the Lenders, SG Cowen Securities Corporation, Societe Generale, First Union National Bank and Summit Bank, and Wachovia will succeed Societe Generale as administrative agent under such Agreement. The transition from Societe Generale to Wachovia as administrative agent under the Agreement will occur over the next thirty (30) days and will be an orderly transition.

      Pursuant to the terms of the Agreement, Societe Generale is required to give thirty (30) days notice of its resignation. Enclosed please find a letter from Societe Generale notifying you of its resignation as administrative agent under the Agreement. The transition from Societe Generale to Wachovia as administrative agent should be finalized sometime in the beginning of January 2002.

     Please do not hesitate to contact me on (212) 906-2168 with questions or comments regarding this matter.

                                         Kind regards,


                                         /s/ CARLA A. VARNER


                                         Carla A. Varner

Enclosure

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                        [LETTERHEAD OF SOCIETE GENERALE]


                                December 5, 2001





Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, California 92880-2882
Attention:  Robert Funsten

Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, California 94111-3580
Attention:  Peter H. Carson

To the Lenders listed on Annex A hereto:

      Reference is hereby made to the Amended and Restated Credit Agreement dated as of August 28, 2000 (as further amended, supplemented or modified from time to time, the "Credit Agreement") among WATSON PHARMACEUTICALS, INC., a Nevada Corporation (the "Borrower"), the financial institutions from time to time party thereto, whether by execution of the Agreement or an Assignment and Acceptance (the "Lenders"), SG COWEN SECURITIES CORPORATION, in its capacity as arranger and book runner (in such capacity, the "Arranger"). SOCIETE GENERALE ("SG"), in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), FIRST UNION NATIONAL BANK, in its capacity as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), and SUMMIT BANK, in its capacity as documentation agent for the Lenders. Capitalized terms used herein and not other defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      Pursuant to Section 12.07(a) of the Credit Agreement, SG hereby gives you notice of its resignation as Administrative Agent under the Credit Agreement.

                                         Sincerely,

                                         SOCIETE GENERALE



                                         BY: /s/ JOHN M. STACK
                                             --------------------------------
                                             Title:
                                                         John M. Stack
                                                         Managing Director